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                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549



                               FORM 8-K

                            CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

                             June 19, 1997
                   (Date of earliest event reported)


                             AMTRAN, INC.
        (Exact Name of Registrant as Specified in its Charter)

Indiana                    000-21642             35-1617970

(State of Other           (Commission         (I.R.S. Employer
 Jurisdiction of           File Number)        Identification Number)
 Incorporation)



      7337 West Washington Street, Indianapolis, Indiana      46231
       (Address of Principal Executive Offices)          (Zip Code)



          Registrant's telephone number, including area code:
                            (317) 247-4000


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ITEM 5.        OTHER EVENTS

               The text of Exhibit 99(a), a press release, dated June 19, 1997, announcing the election of John P. Tague as President and Chief Executive Officer of Amtran, Inc., is hereby incorporated herein by reference.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

               Exhibits.

                    99(a)    Press Release, dated June 19, 1997,
                             announcing the election of John P.
                             Tague as President and Chief
                             Executive Officer of Amtran, Inc.


                              SIGNATURES

                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMTRAN, INC.

Date:  June 20, 1997                        By:  /s/ Kenneth K. Wolff
                                               ----------------------
                                               Name: Kenneth K. Wolff
                                               Title: Chief Financial
                                                      Officer

                             EXHIBIT INDEX


Exhibit No.         Description of Exhibit          Page No.


   99(a)      Press Release, dated June 19, 1997,      4
              announcing the election of John P.
              Tague as President and Chief
              Executive Officer of Amtran, Inc.

                             Exhibit 99(a)



For Immediate Release      Media Contact: Dick Meyer 317/240-7479
                      Investor Relations Contact: Kim Wick 317/240-7602




          Amtran, Inc. Names John P. Tague President and CEO


Indianapolis, IN June 19, 1997 -- Amtran, Inc., (Nasdaq/NMS: "AMTR"), parent company of ATA (American Trans Air, Inc.), Chairman George Mikelsons announced today that John P. Tague has been named President and CEO of the airline. Mr. Tague previously held several positions at Amtran including President and COO.

"We are delighted to welcome John back to ATA. We benefited from his talents earlier in this decade and we look forward to his many contributions once again. John knows ATA, the airline industry and ATA's unique position in the marketplace extremely well," said Amtran's Chairman and founder George Mikelsons. "ATA had some very good years with John as part of our management team, including 1995, our best year ever. We are pleased he is willing to return to take the helm at ATA."

Mr. Tague began his aviation career at Midway Airlines in 1985. When he left Midway in 1991, he was Senior Vice President of Marketing and Planning. He came to ATA as the Vice President of Marketing in 1991 and within the year, was promoted to Senior Vice President of Marketing and Sales. In June, 1993, he was promoted to Executive Vice President of Marketing and Sales and in September to President and Chief Operating Officer.

"ATA has one of the most exciting futures in the airline industry. It has the infrastructure and flexibility to meet today's dynamic market and a 24-year history of providing safe, low-cost and innovative charter and scheduled service to the nation's most popular leisure destinations. There is no other carrier with that breadth of capability," said Tague. "My prior experience with ATA will hopefully enable me to quickly begin making a contribution to an already strong ATA team."

In May of 1995, Tague left ATA to found and serve as Co- Chairman and CEO of the Pointe Group, a limited liability corporation. At the time of Tague's resignation, Mikelsons said, "John Tague...has helped ATA through some of the most difficult years in the history of the aviation industry. His leadership has been extraordinary and I am proud to have had him on our team." Mr. Tague retained his seat on the Company's Board of Directors following his resignation as President. He resigned from the Board in early 1996.

Most recently, Mr. Tague has been serving as Chief Executive Officer for both Vanguard Airlines, Inc. and Air South Airlines, as part of the consulting services provided to both companies by the Pointe Group. Vanguard, located in Kansas City, and Air South, headquartered in Columbia, South Carolina, are both regional airlines.

Mr. Tague replaces Stan Pace, who resigned as President and CEO last month. Mr. Tague will assume his responsibilities with ATA effective June 30, 1997. He will also serve on the Company's Board of Directors.

Now in its 24th year, ATA has made air travel easy and affordable for more than 35 million passengers. The airline operates a fleet of 45 aircraft, including Boeing 727s, Boeing 757s and Lockhead L1011s. The fleet is supported by ATA's own maintenance and engineering facilities in Indianapolis and Chicago-Midway, and maintenance support stations worldwide. Amtran's common stock trades on the NASDAQ Stock Market under the symbol "AMTR." To find out more about ATA, please visit us at www.ata.com.

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